BWC Financial Corp

2000 STOCK OPTION PLAN

1.          PURPOSES OF THE PLAN

        The 2000 Stock Option Plan (“Plan”) is intended to promote the interests of BWC Financial Corp (“Corporation) by providing a method whereby eligible individuals who are responsible for the management, growth or financial success of the Corporation may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation or its parent or subsidiary corporations.

        Options granted hereunder may be either “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “nonstatutory stock options” at the discretion of the Corporation and as reflected in the terms of the written option agreement with the holder of an option.

2.          ADMINISTRATION OF THE PLAN

(a)     The Board of Directors of the Corporation (“Board”) shall administer the Plan. The Board may, however, at any time appoint a committee (“Committee”) consisting of not fewer than three members and delegate to such Committee one or more of the administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to grant options under the Plan, the power to accelerate the vesting and exercisability of options granted under the Plan and the power to administer the option surrender provisions of the Plan. Members of the Committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. No person serving as a member of the Board or the Committee shall act on any matter relating solely to such person’s own interests under the Plan or any option thereunder.

(b)     Any reference to the Board in one or more provisions of the Plan shall, except for the references in Sections 7, 9 and 10(c), mean the Committee, if the Committee is at the time responsible for the administration of either the Plan or those particular provisions of the Plan. The Board or the Committee, as the case may be, is authorized (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Board or the Committee, as the case may be, shall be final and binding on all parties who have an interest in the Plan or any outstanding options.

3.          ELIGIBILITY FOR OPTION GRANTS

(a)     The individuals who shall be eligible to receive options pursuant to the Plan shall be those key full-time salaried employees of the Corporation or its parent or subsidiary corporations, certain consultants engaged by the Corporation, (whether or not they are officers or members of the Board) and members of the Board (whether or not they are employees).

(b)     Subject to subsection (a) above, the Board shall have full authority to determine the individuals who are to be granted options under the Plan, the number of shares to be covered by each granted option, whether each such option is to be an incentive stock option (“Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), or a non-statutory option not intended to meet the requirements of Section 422A, and the time or times at which each such option is to become exercisable. In no event may the total number of shares subject to options granted to an optionee exceed 10% of the total outstanding shares of the same class or series of the Corporation, determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code.

4.          STOCK SUBJECT TO THE PLAN

(a)     The stock issuable under the Plan shall be shares of the Corporation’s authorized but unissued or reacquired common stock (“Common Stock”). The aggregate number of issuable shares shall not exceed 15% of the issued and outstanding shares from time to time. Should an option be terminated for any reason without being exercised in whole or in part, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under the Plan.

(b)     In the event any change is made to the Common Stock issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure effected without receipt of consideration), then, unless such change results in the termination of all outstanding options pursuant to the provisions of Section 7, the maximum number and/or class of shares issuable under the Plan shall be automatically adjusted to reflect the effect of such change upon the Corporation’s capital structure, and the Board shall make appropriate adjustments to the number and/or class of shares and the option price per share of the stock subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Board shall be final, binding and conclusive.

5.          TERMS AND CONDITIONS OF OPTIONS

(a)     Options granted pursuant to the Plan shall be authorized by action of the Board and may be either Incentive Stock Options or non-statutory options. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may be granted only nonstatutory options. Each option granted shall be evidenced by an instrument in such form as the Board shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified by the Plan and shall specify whether it is intended to be an Incentive Stock Option or a non-statutory option.

(b)          Option Price.

  Determination of Price. The option price per share shall be fixed by the Board, and shall be the fair market value of a share of the Corporations common stock as of the date of grant of the option.

  Payment of Price. The option price shall be immediately due upon exercise of the option. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other shares of common stock already owned by the Optionee for such period as may be required by applicable law having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which this method of payment shall be exercised, [provided, however, that no common stock already owned by the optionee which is “statutory option stock” as defined in Section 424(c)(3) of the Code may be delivered in payment of the exercise price if the applicable holding period requirements for such common stock under Section 422(a)(1) of the Code have not been met at the time of exercise] or by any combination of such methods of payment, or any other consideration and method of payment for issuance of shares permitted under applicable law.

  Fair Market Value. The fair market value on any relevant date under the Plan shall be determined by the Board taking into account the prices at which shares of the Corporations stock have been recently traded, the number of shares traded and such factors as the Board deems appropriate.

(c)     Term and Exercise of Options. Each option granted under the Plan shall vest over such number of years and shall be exercisable at such time or times and for such number of shares as shall be determined by the Board and set forth in the Agreement evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of ten years from the grant date. During the lifetime of the optionee, each option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than by will or by the laws of descent and distribution.

(d)     Effect of Termination of Employment.

  Except as otherwise provided in this subsection (d), should an optionee cease to be an employee of the Corporation or its parent or subsidiary corporations for any reason while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall remain exercisable for not more than a ninety (90) day period (12 months in the case of termination by reason of death or permanent disability), or, for non-qualified options such longer period as may be agreed by the Board and the optionee, following the date of cessation of employee status (and under no circumstances shall any such option be exercisable after the specified expiration date of the option term), and except as provided below, each such option shall, during such period, be exercisable only to the extent of the number of shares for which the option is exercisable on the date of such cessation of employee status. Upon the expiration of such period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

  If the optionee’s employment is terminated for cause (including, but not limited to, any substantial act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure of confidential information or trade secrets), then any outstanding option granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of employment.

  The Board shall have discretion, exercisable either at the time the option is granted or at the time the optionee’s employment is terminated, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following termination of employment as provided in paragraph (1), the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee’s termination of employment but also with respect to one or more installments of purchasable shares for which the option otherwise would have become exercisable had such termination of employment not occurred.

(e)     Stockholder Rights. An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares.

(f)     Modification of Options. The Board shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the option holder, adversely affect the holder’s rights thereunder.

6.          INCENTIVE STOCK OPTIONS

(a)     General Conditions. The terms and conditions set forth in this Section shall apply to all Incentive Stock Options granted under the Plan. Options that are specifically designated as non-statutory options when issued under the Plan shall not be subject to such terms and conditions.

(b)     Option Price. The option price per share of Common Stock subject to an incentive Stock Option shall in no event be less than 100% of the fair market value of a share of Common Stock on the date of grant. The fair market value of a share on Common Stock on any relevant date under the Plan shall be determined by the Board taking into account such factors as the Board deems appropriate.

(c)     Dollar Limitation. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Stock Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, such options shall be treated as options which are not Incentive Stock Options. Such options shall be taken into account in the order in which they were granted.

(d)     10% Shareholder. If an employee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the following special provisions shall be applicable to the Incentive Stock Option granted to such employee:

  The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110 % of the fair market value of one share of Common Stock on the date of grant.

  The option shall not have a term in excess of five years from the date of grant.

7.          ACCELERATION AND TERMINATION OF OPTIONS

        In the event that the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of sale, merger, reorganization or liquidation, then each option outstanding under the Plan shall become exercisable, immediately prior to the consummation of such sale, merger, reorganization or liquidation, with respect to the full number of shares of Common Stock purchasable under such option. No such acceleration of the exercise date, however, shall occur if the terms of the agreement require as a prerequisite for the consummation of any such sale, merger, reorganization or liquidation that each such outstanding option shall either be assumed by the successor corporation or parent thereof or options of the successor corporation comparable to the options granted under the Plan and to be granted under the Plan are to be granted to each optionee hereunder. The determination of such comparability shall be made by the Board, and its determination shall be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, all outstanding options, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed pursuant to a written agreement by the successor corporation or parent thereof.

8.          CANCELLATION AND NEW GRANT OF OPTIONS

        The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock in accordance with the terms of this Plan.

9.          AMENDMENT OF THE PLAN

(a)     The Board shall have complete and exclusive power and authority to amend, modify, suspend or terminate the Plan in any or all respects whatsoever at any time; provided, however, that no such amendment or modification shall, without the consent of option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the Corporation’s stockholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 4(b), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) modify the eligibility requirements for the grant of options under the Plan.

(b)     Notwithstanding the provisions of subsection (a) (other than those provisions which require approval of certain amendments by the Corporation’s stockholders), the Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan, to the extent necessary to qualify any or all options under the Plan for such favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Internal Revenue Code and regulations promulgated thereunder.

10.          EFFECTIVE DATE AND TERM OF PLAN

(a)     The Plan shall become effective when adopted by the Board, but, as to incentive stock options the Plan shall terminate, and no incentive stock options granted hereunder shall be exercisable, unless the Plan shall have been approved by the stockholders of the Corporation holding not less than a majority of the shares present or represented at a meeting of shareholders duly called within 12 months after the effective date. Subject to such limitation, the Board may grant options under the Plan at any time on or after the effective date and before the date fixed herein for termination of the Plan.

(b)     Unless the Plan is sooner terminated in accordance with Section 7, no options shall be granted after the earlier of (i) the tenth anniversary of the date of the adoption of the Plan by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted hereunder.

(c)     Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Corporation’s stockholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

11.          USE OF PROCEEDS

        The cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

12.          WITHHOLDING

(a)     In the event that an optionee is required to pay to the Corporation an amount with respect to federal, state or local income and employment tax withholding obligations in connection with the exercise of an option, the Board may, in its discretion and subject to such rules as it may adopt, permit the optionee to satisfy the obligations, in whole or in part, by either (i) making an irrevocable election that a portion of the total value of the shares of Common Stock subject to the option be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations or (ii) tendering shares previously held by the optionee in a number sufficient to satisfy such obligations.

(b)     If the optionee is subject to the trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (” 1934 Act”) at the time of exercise of an option, any election under this subparagraph (b) by such optionee shall be made only in accordance with the applicable requirements of FDIC Regulation 335.411.

(c)     The Corporation’s obligation to deliver shares upon the exercise or surrender of any option granted under the Plan shall be subject to the option holder’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

13.          NO EMPLOYMENT OR SERVICE OBLIGATION

        Neither the action of the Corporation in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation or its parent corporation or any of its subsidiaries for any period of specific duration, and the Corporation (or its parent corporation or any subsidiary retaining the services of such individual) may terminate such individual’s service at any time and for any reason, with or without cause.

14.          APPROVALS

        Continuance of the Plan as to incentive stock options is subject to approval by the shareholders of the Corporation within 12 months after the Plan is adopted by the Board. Shareholder approval shall consist of approval by the affirmative vote of the holders of a majority of shares present or represented and entitled to vote at a meeting duly held or by the written consent of holders of a majority of the outstanding shares.

15.          GOVERNING LAW

        To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.

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